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                                                                    EXHIBIT 10.6

                       SUPERIOR CONSULTANT COMPANY, INC.

                              EMPLOYMENT AGREEMENT

Employment agreement, between Superior Consultant Company, Inc., a Michigan Corporation ("Superior", "the company"), 31731 Northwestern Highway, Suite 250 West, Farmington Hills, Michigan 48334 and Robert R. Tashiro, 4585 Kettering Drive, Roswell, Georgia 30075, ("the employee"). This employment agreement supersedes any and all prior Employment Agreements and Amendments per the effective date below.

TERMS AND CONDITIONS OF EMPLOYMENT: Employment shall commence on June 3, 1985, as stated in the original employment agreement. Terms of this employment agreement shall be effective January 1, 1996, and will expire pursuant to section below entitled "Termination of Employment Agreement," except as otherwise provided in this Employment Agreement. There is no fixed or minimum term to this agreement. The employee recognizes that he/she is serving solely at the will of the company. Further, the employee recognizes that his/her employment can be terminated by the company, with or without cause, for any reason whatsoever, at any time by notice from the company. The employee agrees that there is no continuing right to compensation. The employee further recognizes his/her obligations under applicable sections of this agreement, including, but not limited to, the sections governing employee warranties, non-competition, proprietary rights, and confidential information, will survive any termination of employment of this Employment Agreement.

TERMINATION OF EMPLOYMENT AGREEMENT: This Employment Agreement may be terminated by Superior or the employee, with or without cause at any time upon ninety (90) days written notice.

CLASSIFICATION AND DUTIES: The employee's title shall be Senior Vice President. The employee shall perform such services as are directed by the company and described in the service agreement with clients of the company.

COMPENSATION: In full consideration for the services to be provided by the employee hereunder, the employee shall receive compensation consisting of salary, employee benefits, stock option and bonus, if any, as described below. All salary, benefits, stock option, bonus, if any, and reimbursement shall cease as of the date of any termination of employment.

SALARY:  The bi-weekly salary will be $7,692.31.

EMPLOYEE BENEFITS: The company may offer benefits from time to time to its employees. Eligibility to receive such benefits will be subject to eligibility rules as defined by the plan. Insurance coverages shall commence in accordance with the eligibility rules, company policy and the requirement of the insurance carrier. The company reserves the right to change or revoke any policies or benefits at any time.

STOCK OPTIONS:   These provisions have been deleted as a result of the stock transaction of 1995.

EXPENSE REIMBURSEMENT: The employee will be reimbursed for reasonable, necessary and authorized expenses incurred in the course of service and solicitation of clients in accordance


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with company policy.  Expense reimbursement incurred in servicing a client will at no time be greater than that enjoyed by the company in its service agreement with the client.

COMPANY RESOURCES: The employee recognizes that all company resources of any kind and nature including but not limited to personnel; equipment and telephones; software; written materials, methods and procedures; client and prospect names, files and documentation are the sole property of the company and shall not be used for personal or any other non-company reasons.

OTHER GAINFUL EMPLOYMENT: The employee shall devote full employment energies, abilities and time to the performance of services hereunder. The employee is prohibited from performing services similar to those offered by Superior on behalf of any other company, organization, individual or other legal entity. The employee is also prohibited from soliciting or negotiating to perform services similar to those offered by Superior on behalf of any other company organization, individual or legal entity. Further, the employee must seek written approval of the company prior to engaging in any employment of any nature, similar to the company's services or otherwise.

NON-COMPETITION: In consideration of employment with Superior Consultant Company, Inc., the employee is prohibited from soliciting business and/or performing services via direct employment or through a party other than Superior for a period of one (1) year from the date of any termination of employment with Superior for clients of Superior or prospective clients of Superior identified during the term of employment. Employee accepts the obligation to inform Superior of prospective business opportunities.

For purposes of defining clients and prospective clients relative to non-competition, a "client" is any entity that Superior has provided services within the twenty-four (24) month period prior to the date of the employee's termination; a "prospective client" is any entity that has been subject to documented Superior sales and marketing activity, other than mass mailings, within twelve (12) months prior to the employee's termination date.

Further, the employee is prohibited from engaging in healthcare information systems and management consulting businesses for a period of six (6) months following the date termination.

PROPRIETARY RIGHTS: The employee agrees that all work and creation of work products associated with this employment agreement are deemed work for hire for Superior. In consideration of employment with Superior the employee assigns and transfers to Superior all property rights of any kind and nature (including without limitation royalties, other income and property rights) in discoveries, inventions, patentable material, copyrightable materials (including any writing, book, article, computer program, work method, film, recording or graphic production) and other work products. The employee further agrees the employee shall cause to be furnished to Superior such instruments, instructions, and documentation as Superior may reasonably require to insure that the aforesaid rights shall belong to Superior. The employee shall, upon request by Superior, return or destroy all proprietary information as so directed by the company.

The only items which may be excluded from this agreement must meet all of the following criteria:

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      (1)  Developed entirely on employee's own time and is outside the scope of his/her duties with Superior.

      (2) Not related to employee's duties as an employee of the company.

      (3) Developed without any use of the company's resources, facilities, personnel, financial support or data compiled as part of their work with Superior.

CONFIDENTIAL INFORMATION: The employee recognizes that in the course of performance of work for the company the employee will obtain access to materials and information of Superior that constitute trade secrets and proprietary information of Superior including, without limitation, descriptions of Superior's products and services, planned products and services, business and marketting/sales plans, employee compensation plans, employee medical information the identities of suppliers, customers and prospective customers, identities of employees and prospective employees, prices and pricing policies in whatever form received by employee, including without limitation, written, voice, electronic or magnetic media or graphic display. The employee shall not utilize any such information for any purpose other than the performance of this Employment Agreement and shall not disclose any such information to any third party. The employee shall, upon request by Superior, return or destroy, as directed by Superior, any media in which such information is recorded.

The employee shall also observe any restrictions with respect to the use and disclosure of the confidential information of Superiors clients that are specified in Superior's Service Agreement with the client, or that are reasonably required by the client.

EMPLOYEE WARRANTIES: By entering into this Agreement, employee represents and warrants that he/she is able to perform the contemplated duties of employment without breach of confidentiality or disclosure of proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to Superior. Employee also represents and warrants that he/she is not prohibited from entering into this Employment Agreement by any non-competition agreement, lawful or unlawful, or any other restrictions.

Further, the employee agrees to indemnify and hold harmless Superior from any claim or cause of action, including attorney fees, by any person or entity against Superior arising out of alleged breach by employee of any confidentiality agreement, non-competition agreement or any other restrictions inconsistent with foregoing representation of employee.

Employee acknowledges that due to the nature of the business of Superior and its affiliates, and the value to Superior and its Affiliates, Licensors and Licensees of Proprietary Information, the breach by Employee of any of the provisions hereof, including without limitation, Confidentiality, Proprietary Information, Proprietary Rights and Non-Competition may not adequately be compensated in damages alone and, therefore, Superior shall be entitled to seek injunctive relief to prevent any threatened or continuing breach of any of the terms and provisions hereof, and in addition shall be entitled to seek any and all other remedies available at law or in equity. In the event Superior takes legal action to enforce its rights under this Agreement, Superior shall also be entitled to recover its actual costs and attorney fees.


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POLICIES AND PROCEDURES:  The employee recognizes the necessity for company's policies and procedures and company's right to change, revoke or supplement published policies and procedures at any time and agrees that he/she will comply with company's policies and procedures or be subject to corrective action and/or termination. The employee further understands that the company expressly reserves the right to discharge "at will," and the company, in its sole discretion, may either warn, reassign, suspend, or discharge any employee "at will," whichever it chooses at any time.

TERMINATION OF EMPLOYMENT: In the event employment with the company is terminated by either the employee or the company, the employee agrees to return all materials acquired during the term of employment with the company. Specifically, this is to include without limitation, computer disks, computers, work papers, notes, articles, phone lists, correspondence, proposals, addresses, reports, phone cards, office keys and any and all material related to employment with the company.

FELONY CONVICTIONS: Employee represents and warrants that he/she has never been convicted of a felony.

VACATION: Employee shall have three (3) weeks paid vacation each employment year. Vacation must be requested, scheduled and approved in accordance with company policies. Vacation time does not carry over from one employment year to the next and there is no cash option to vacation benefits. Upon resignation and/or termination of employment, vacation is forfeited remaining vacation will not be converted to cash.

ENTIRE AGREEMENT: This employment agreement constitutes the entire agreement between the company and the employee and supersedes all prior written or oral communications with respect to the subject matter hereof. This employment agreement may be amended only by a writing executed by the company and the employee.

CHOICE OF LAW AND FORUM: This employment agreement will be governed by and interpreted in accordance with the laws of the State of Michigan.

Any action arising out of this Agreement or the termination of this Agreement, or the performance of services under this agreement, or the relationship between the parties established herein, shall be brought only in the Oakland County Circuit Court, Michigan, or United States District Court for the Eastern District of Michigan, Southern Division at Detroit, Michigan, and Employee hereby consents to and submits to the jurisdiction of either of such courts for such purpose.

SAVINGS CLAUSE: In the event that any provision of the Employment Agreement is found to be invalid by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

SIGNATURES

Acknowledged and accepted, for Superior Consultant Company, Inc.


__________________________________  _________________________  _____________
NAME                                TITLE                      DATE


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I hereby acknowledge that I have voluntarily entered into this Employment
Agreement after having a full and adequate opportunity to review its provisions.

Acknowledged and accepted


__________________________________  _________________________  _____________
NAME                                TITLE                      DATE


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                       SUPERIOR CONSULTANT COMPANY, INC.

                         1996 VICE PRESIDENT BONUS PLAN


EFFECTIVE:                          From:01/01/96
                                    To:12131/96


EMPLOYEE:                           Robert R. Tashiro


BASE BONUS:                         Annual:    $175,000
                                    Monthly:   $3,000








ACCEPTANCE OF THIS DOCUMENT CONSTITUTES ACCEPTANCE OF THE TERMS AND CONDITIONS OF THE 1996 VICE PRESIDENT BONUS PLAN:

SIGNATURES

Acknowledged and accepted, for Superior Consultant Company, Inc.

__________________________________  _________________________  _____________
NAME                                TITLE                      DATE


Acknowledged and accepted

__________________________________  _________________________  _____________
EMPLOYEE                            TITLE                      DATE


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                         1996 VICE PRESIDENT BONUS PLAN
                              TERMS AND CONDITIONS

ANNUAL BONUS

In consideration of employee's status as a Vice President of Superior, employee will be eligible to participate in Superior's 1996 Vice President Annual Bonus Plan. In addition to the responsibilities outlined herein, employee has other duties and responsibilities expressed or implied by the Employment Agreement, compensation plan, normal duties of such stature and directives of the Company. This plan provides an opportunity for the employee to receive an annual bonus based upon achievement of revenue, profit and other criteria as defined below for fiscal year 1996. There is no offer or commitment, expressed or implied, to renew or continue this plan for any other year, and the Company reserves the right to re-assign, in its sole discretion, employee's duties, responsibilities and position as it deems appropriate.

The formula for calculation of Vice President bonuses is shown below. Revenue, profit and other criteria factors are 25%, 50% and 25% respectively.

REVENUE:

Revenue is defined as monies received by Superior from clients in consideration for services provided by Superior in fiscal year 1996 reduced by the amount of any direct expense attributable to such services which are not reimbursed to Superior by the client.

Direct expenses include without limitation, travel, lodging and sustenance costs incurred by or on behalf of consultants providing services; unreimbursed administrative labor and expenses; and other direct expenses including, at times, travel, lodging and sustenance costs incurred by or on behalf of company management personnel or support consultants visiting the client site or servicing the client.

No credit for revenue is made until payment is actually received from the client. Revenue will be calculated according to generally accepted accounting principles, and Superior's revenue recognition policies as are effective from time to time.

PROFIT:

Profit is defined as the Company's net pretax earnings for fiscal year 1996 prior to profit sharing and EVP, VP and other executive annual bonuses (as determined by Superior's Board) -- excluding investment income and interest.

Profit will be calculated according to generally accepted accounting principles, in accordance with directives from Superior's Board.


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


OTHER CRITERIA:

Other Criteria are published goals which will be monitored and, in the Company's sole discretion, will be calculated as shown below. These criteria include client satisfaction and deal size including the number of clients producing over $1 million in revenue and the number of large signed contracts.

OTHER BONUS PROVISIONS AND CALCULATION:

Bonuses paid under this plan are contingent upon Superior's actual 1996 revenue and profit equaling not less than 90% of the projected 1996 revenues and profit. The 1996 projected revenues and profit will be established during Superior's annual planning process. The projected and actual revenues and profit may be adjusted as necessary for extraordinary events such as excluding growth by acquisition, investment funding initiatives, monies received for license fees, finder's fees, placement fees or any other form not specifically consulting business. Bonus rate percentages and the calculation method for annual Vice President bonuses are as follows:


Performance                         Bonus Rate %*
- -----------                         -------------
90%                                 75%
For each 1.0% between 90% and 100%  2.5%
For each 1.0% over 100%             0.5%

1996 Vice President bonuses are calculated as follows:


                     Calculation          Base            Bonus
                       Factor            Bonus            Rate %
Revenue          =       25%       x   __________   x   _________%
 +
Profit           =       50%       x   __________   x   _________%
 +
Other Criteria   =       25%       x   __________   x   _________%

EXAMPLE:

1. Superior projected the 1996 Revenue to be $23,300,000 and the 1996 Profit to be $3,495,000.

2.   Employee A's base bonus is $10,000.

3.   The actual 1996 Revenue was $22,135,000 and the 1996 Profit was
     $3,495,000

4. Employee A's annual bonus payable would be $9,687.50. (See following calculation.)



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

                     Calculation        Base         Bonus     Bonus
                       Factor           Bonus        Rate %   Payable
Revenue                  25%       x   $10,000   x    87.5%   $2,187.50
Profit                   50%       x   $10,000   x   100.0%   $5,000.00
Other Criteria           25%       x   $10,000   x   100.0%   $2,500.00
                                                              ---------
Total Bonus Payable                                           $9,687.50

The Company has the sole right of discretion with regard to designating credit for revenue and profit and performance to Other Criteria, and the Company reserves the sole right of discretion with regard to designating eligibility.

Company has the sole right of discretion with regard to assignment of consultant staff to client projects.

PAYMENT OF BONUS:

Sixty five percent of the annual bonus amount will be sent to payroll on or before March 1, 1997. The Company, in its sole discretion, will ascertain whether revenue and profitability percentages and other criteria have been met, and whether the amounts in accounts receivable either have been or can be collected. (Employee has the right to reasonably inspect data, rationale and records to verify finding and conclusions of Company.) The Company reserves the right to debit the annual bonus amount for bad debt write-offs exceeding the monthly bonus as described in the section entitled "Monthly Bonus."
Payment of bonuses to terminated employees is solely at the discretion of the company.

Thirty-five percent of the annual bonus will be deferred for payment no later than March 1, 2000, subject to and contingent upon employee's continued employment with the Company on that date.


In the event of employee's death, disability or retirement prior to payment of earned bonuses, the Company will pay the remaining portion within 90 days of the event. Payment in the event of the employee's death, will be made by the Company to the employee's designated beneficiary. Retirement, for purposes of this bonus, shall be 62 years of age with 3 years service or 15 years service regardless of age.

MONTHLY BONUS

In consideration of employee's status as a Vice President of Superior, employee will be eligible to participate in Superior's 1996 Vice President Monthly Bonus Plan. In addition to the responsibilities outlined herein, employee has other duties and responsibilities expressed or implied by the Employment Agreement, compensation plan, normal duties of such stature and directives of the Company. This plan provides an opportunity for the employee to receive a monthly bonus based upon achievement of revenue and profit as defined below during fiscal year 1996. There is no offer or commitment, expressed or implied, to renew or continue this

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

plan for any other year, and the Company reserves the right to reassign, in its sole discretion, employee's duties, responsibilities and position as it deems appropriate

REVENUE:

Revenue is defined as monies received by Superior from clients as consideration for services provided during each accounting period by Superior in 1996 reduced by the amount of any direct expenses attributable to such services which are not reimbursed to Superior by the client.

Direct expenses include, without limitation, travel, lodging and sustenance costs incurred by or on behalf of employees and/or subcontractors providing services; unreimbursed administrative labor and expenses; and other direct expenses including, at times, travel, lodging and sustenance cost, incurred by or on behalf of company management personnel or support consultants visiting the client site or servicing the client.

No credit for revenue is made until payment is actually received from the client. Revenue will be calculated according to generally accepted accounting principles and Superior's revenue recognition policies that are effective from time to time.

PROFIT:

Profit is defined as the Company's net accounting period pre-tax earnings prior to profit sharing and EVP, VP and other executive annual bonuses (as determined by Superior's Board) - excluding investment income and interest.

Profit will be calculated according to generally accepted accounting principles, in accordance with directives from Superior's Board.

OTHER BONUS PROVISIONS AND CALCULATION:

Bonuses paid under this plan are contingent upon Superior's actual accounting period revenue and profit equaling not less than 100% of the projected period revenues and profit. The projected revenues and profit will be established during Superior's planning processes . The projected and actual revenues and profit may be adjusted as necessary to exclude growth by acquisition or investment funding initiatives. Company reserves final right to set revenue and profit plans.

The monthly bonus will be subject to debits of five percent of any bad debt write-offs for non-reimbursed professional fees and ten percent of non-reimbursed expenses. Write-off amounts exceeding the monthly bonus rate will be debited against the current month with the excess being debited against future monthly bonuses remaining in the fiscal year. In the event the write off amount exceeds remaining monthly bonuses for the fiscal year, the write off will be debited against the Annual Bonus plan described herein. Monthly bonus rates and the calculation method for monthly Vice President bonuses are as follows:


Performance  Bonus Rate $
<100%           -0-
>100%         $3,000


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



Bonus Payable = Bonus Rate $ - Bad Debt Write Off (Bad Debt Professional Fees x
 .05)
                                                  (Bad Debt Expenses x .10)


EXAMPLE:

1. The Company's revenue target for the period is $1,800,000 and the profit target for the period is $220,000.

2.   Employee A's bonus rate is $3,000 per month.

3. The actual revenue for the period is $1,850,000 and the profit is $225,000. However, the Company wrote off a $5,000 invoice for professional fees.

4.   Employee A's bonus payable would be $2,750 ($3,000 - [$5,000 x .05]).

The Company has the sole right of discretion with regard to designating credit for revenue and profit and performance to Other Criteria, and the Company reserves the sole right of discretion with regard to designating eligibility.

Company has the sole right of discretion with regard to assignment of consultant staff to client projects.

PAYMENT OF BONUS:

The monthly bonus amount will be processed in the last payroll of the month following the accounting period in which the bonus was credited. The Company, in its sole discretion, will ascertain whether revenue, profit and other criteria targets have been met, and whether the amounts in accounts receivable either have been or can be collected. (Employee has the right to reasonably inspect data, rationale and records to verify findings, and conclusions of Company.) Payment of bonuses to terminated employees is solely at the discretion of the company.


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



                  ACCEPTANCE OF 1996 VICE PRESIDENT BONUS PLAN

This 1996 Vice President Bonus Plan, when accepted by the employee and approved by the Company, supersedes, deletes and replaces in its entirety, all other bonus plans, Management Group Compensation Plans, commissions, engagement management and team leader compensation plans either written or oral issued to the employee.

Acceptance of this 1996 Vice President Bonus Plan does not imply a continuing right to employment, and it does not constitute a commitment on the Company's part to employ employee for a specified time period, nor does it diminish whatsoever the "at will" provisions of the employee's Employment Agreement with the Company, and except as expressly provided herein, constitutes no obligation to any compensation while employed by the Company or thereafter. In the event of a conflict between the terms of this plan and the employee's Employment Agreement, the Employment Agreement language will prevail.

Superior Consultant Company, Inc.'s obligation to pay bonuses shall cease on the date of expiration or termination of employment, Employment Agreement, Employment Agreement Amendment(s) or 1996 Vice President Bonus Plan. Except as expressly provided herein, the employee is not entitled to receive bonuses after such date. No obligation of renewal or implied renewal exists.

This plan may be amended only by a writing executed by the president of Superior Consultant and the employee. Amendment of this plan does not amend the terms and conditions of the Employment Agreement or Employment Agreement Amendments.

This agreement will be governed by and interpreted in accordance with the laws of the State of Michigan.

Any action arising out of this Agreement or the relationship between the parties established herein shall be brought only in the Oakland County Circuit Court, Michigan, or United States District Court for the Eastern District of Michigan, Southern Division at Detroit, Michigan, and you hereby consent to and; submit yourself to the jurisdiction of either of such courts for such purpose.

In the event that any provision of this 1996 Vice President Bonus Plan is found to be invalid by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

SIGNATURES

Acknowledged and accepted, for Superior Consultant Company, Inc.


__________________________________  _________________________  _____________
NAME                                TITLE                      DATE

I hereby acknowledge that I have voluntarily accepted this 1996 Vice President Bonus Plan after having a full and adequate opportunity to review its provisions.

Acknowledged and accepted


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

__________________________________  _________________________  _____________
EMPLOYEE                            TITLE                      DATE


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